Exhibit 5.1

Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated March 9, 2011, relating to the consolidated financial statements of IESI-BFC Ltd. and the effectiveness of IESI-BFC Ltd.’s internal control over financial reporting, appearing in the Company’s Form 6-K dated March 9, 2011.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

Toronto, Canada

March 10, 2011